Exhibit 99.1

FOR IMMEDIATE RELEASE

OPAL Fuels Reports Year-to-Date 2022 Results

WHITE PLAINS, N.Y. – (August 10, 2022) – OPAL Fuels Inc. ("OPAL Fuels," "OPAL" or the "Company") (Nasdaq: OPAL), a vertically integrated producer and distributor of renewable natural gas (RNG), today announced financial and operating results for the six months ended June 30, 2022.

Six Months Ended June 30, 2022

•Total revenues for the six months ended June 30, 2022, were $102.3 million, an increase of 77% or $44.5 million, compared to $57.8 million in the prior year period. The increase was primarily a result of growth in the RNG Fuel segment.

•Consolidated net loss was $6.7 million for the six months ended June 30, 2022, compared to consolidated net income of $18.4 million in the prior year period. The prior year period net income included a one-time, non-cash gain of $19.8 million on the acquisition of the remaining interest in the Beacon projects.

•Consolidated Adjusted EBITDA(1) was $15.1 million for the six months ended June 30, 2022, reflecting an increase of 29% compared to Adjusted EBITDA of $11.7 million for the prior year period. This increase was primarily driven by the RNG Fuel segment offset by higher selling, general and administrative expenses.

•Sold 14.3 million gasoline gallon equivalents (GGEs) of transportation fuel of which 13.1 million GGEs were RNG, including RNG from third-party sources during the six months ended June 30, 2022. This represents growth of 64% for total transportation fuel sales over the 8.7 million GGEs sold during the first six months of 2021, and growth of 68% for RNG sales over the 7.8 million GGEs sold in the first half of 2021.

•In the Fuel Station Services segment, OPAL Fuels delivered an aggregate 40.0 million GGEs at stations the Company operates for third parties under long term operations and maintenance agreements for the six months ended June 30, 2022, growing 13% over the 35.4 million GGEs delivered in the first half of 2021. Fuel Station Services construction revenues grew 150% to $23.3 million for the first six months of 2022 when compared to $9.3 million for the six-month period ended June 30, 2021.

•During the past nine months, the Sunoma, Noble Road, New River, and Pine Bend RNG projects commenced commercial operations. These projects have generated limited revenue as they only recently completed, or are still progressing through, the certification processes needed to generate environmental attributes.
(1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”

Exhibit 99.1

Management commentary

Adam Comora, Co-CEO of OPAL Fuels, commented, “In the last nine months, we have continued to expand both our RNG production supply and our downstream dispensing capacity, bringing four RNG production facilities into commercial operation – now totaling six operating facilities with an aggregate total annual design capacity of 4,175,000 MMBtus(2). All new RNG projects are required to complete months-long federal and state certification processes to generate environmental credits. As we complete these registrations and progress through production ramp-up periods, we expect revenues and Adjusted EBITDA contribution from these new projects to start to build over the balance of the year.”

Jonathan Maurer, Co-CEO of OPAL Fuels, stated, “We continue to execute on our growth plan. In addition to our six RNG projects in operation, we currently have six more projects in construction. We remain focused on driving forward development of our existing project portfolio, while also pursuing additional project opportunities for growth.”

Recent developments
•Closed the previously announced business combination between OPAL Fuels LLC and ArcLight Clean Transition Corp. II on July 21, 2022, to form OPAL Fuels Inc. Shares of OPAL Fuels Class A common stock began trading on the Nasdaq Capital Market under the symbol “OPAL” on July 22, 2022.

•After giving effect to the business combination and the related transactions, OPAL Fuels' consolidated cash and cash equivalents was approximately $228 million, including restricted cash of $2.8 million as of August 1, 2022.

•On August 4, 2022, OPAL Fuels entered into an additional $105 million senior secured debt facility with a syndicate of lenders. The proceeds from this debt facility will be used to fund a portfolio of RNG projects currently in, or going into, construction.

•The Pine Bend RNG project, a 50/50 partnership with an affiliate of NextEra Energy Resources, LLC, located in Inver Grove Heights, Minnesota, commenced commercial operations in July 2022. The Pine Bend project has a design capacity of 775 MMBtus of RNG per year(2).

•On July 19, 2022, the construction loan for the Sunoma RNG project, located in Gila Bend, Arizona, was converted into a permanent loan and the committed funding increased from $20.0 million to $23.0 million.

(2) Design capacity may not reflect actual production of RNG from the projects, which will depend on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

Results of operations (a)

(In thousands of Dollars)	Six Months Ended June 30
	2022	2021
Revenue
RNG Fuel	$50,815	$19,174
Fuel Station Services	32,297	17,173
Renewable Power	19,152	21,437
Total Revenue	102,264	57,784

Adjusted EBITDA	$15,131	$11,706

Net (loss) income attributable to OPAL	$(6,745)	$18,375

RNG Fuel volume produced (Million MMBtus)	1.0	0.8

RNG Fuel volume delivered (Million GGEs)	13.1	7.8

Fuel Station Services volume delivered (Million GGEs)	40.0	35.4

(a) The financial results presented for the six months ended June 30, 2022 and 2021 reflect the operations of stand-alone OPAL Fuels LLC as the business combination transaction with ArcLight Clean Transition Corp. II closed on July 21, 2022.

Segment Revenues

RNG Fuel

For the six months ended June 30, 2022, RNG Fuel revenue were 50.8 million, an increase of $31.6 million, or 165% compared to $19.2 million in the prior year period. This change was attributable primarily to a $22.0 million increase from acquiring the remaining 56% interest in Beacon. Beacon was accounted for as an equity method investment for the period between January 1 to April 30, 2021. There was an increase of $6.8 million from sale of environmental credits coupled with an increase of $1.4 million in fuel dispensing from higher volumes due to five new sites.

Fuel Station Services

Fuel Station Services revenues for the six months ended June 30, 2022 of $32.3 million reflected an increase of $15.1 million or 88% compared to $17.2 million in the prior year period.This change was primarily attributable to an increase of $12.8 million in construction revenue from additional projects and an increase of $2.6 million from incremental service volumes from the addition of 16 new fueling service sites.

Renewable Power

For the six months ended June 30, 2022, Renewable Power revenue June 30, 2022 of $19.2 million decreased $2.3 million, or 11% compared to $21.4 million for the prior period. This change was primarily attributable to a decrease of $1.9 million from gas production related to the conversion of a facility from Renewable Power to RNG. Additionally, there was a decrease of $1.0 million due to unplanned maintenance at two facilities offset by a $1.0 million improvement in the unrealized loss on commodity swaps.

Capital Investments

Consolidated Cash used in investing activities, increased 88.9% to $54.3 million for the six months ended June 30, 2022, compared to $28.8 million in the prior year period. Of the total consolidated cash used in investing activities for the six months ended June 30, 2022, $52.3 million is related to the development and construction of the Company's RNG project portfolio.

OPAL FUELS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except per unit data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents (includes $23,864 and $1,991 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	$97,091	$39,314
Accounts receivable, net (includes $100 and $40 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	24,781	25,391
Fuel tax credits receivable	1,136	2,393
Contract assets	15,589	8,484
Parts inventory	8,398	5,143
Note receivable	9,518	—
Environmental credits held for sale	646	386
Prepaid expense and other current assets (includes $496 and $113 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	5,810	5,482
Derivative financial asset, current portion	—	382
Total current assets	162,969	86,975
Capital spares	3,066	3,025
Property, plant, and equipment, net (includes $36,653 and $27,794 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	229,411	169,770
Investment in other entities	47,113	47,150
Note receivable	—	9,200
Note receivable - variable fee component	1,792	1,656
Deferred financing costs	7,143	2,370
Other long-term assets	489	489
Intangible assets, net	2,463	2,861
Restricted cash (includes $1,164 and $1,163 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	3,188	2,740
Goodwill	54,608	54,608
Total assets	$512,242	$380,844
Liabilities and Equity
Current liabilities:
Accounts payable (includes $217 and $544 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	7,676	12,581
Accounts payable, related party (includes $939 and $— at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	1,141	166
Fuel tax credits payable	683	1,978
Accrued payroll	4,410	7,652
Accrued capital expenses (includes $— and $1,722 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	18,263	5,517

Accrued expenses and other current liabilities (includes $184 and $— at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	12,803	7,220
Contract liabilities	7,159	9,785
Senior secured credit facility - term loan, current portion, net of debt issuance costs	72,396	73,145
Senior secured credit facility - working capital facility, current portion	7,500	7,500
OPAL term loan, current portion	19,332	13,425
Sunoma loan, current portion (includes $1,418 and $756 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	1,418	756
Municipality loan	174	194
Derivative financial liability, current portion	592	992
Other current liabilities	625	374
Asset retirement obligation, current portion	1,586	831
Total current liabilities	155,758	142,116
Asset retirement obligation, non-current portion	4,301	4,907
OPAL term loan	62,013	59,090
Convertible note payable	60,820	58,710
Sunoma loan, net of debt issuance costs (includes $17,469 and $16,199 at June 30, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	17,469	16,199
Municipality loan	—	84
Other long-term liabilities	4,962	4,781
Total liabilities	305,323	285,887
Commitments and contingencies
Redeemable preferred units:
Series A-1 preferred units, subject to redemption, $100 par value, 600,000 authorized, and 300,000 units issued and outstanding at June 30, 2022 and December 31, 2021	31,417	30,210
Series A preferred units, subject to redemption, $100 par value, 2,000,000 units authorized, and 1,000,000 and 0 units issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	101,228	—
Members' equity
Common units, without par value, 1,000 units authorized, and 1,000 units issued and outstanding at June 30, 2022 and December 31, 2021	47,681	47,592
Retained earnings	8,955	15,967
Total OPAL Fuels LLC members' equity	56,636	63,559
Non-controlling interest in subsidiaries	17,638	1,188
Total members' equity	74,274	64,747
Total liabilities, redeemable preferred units and members' equity	$512,242	$380,844

OPAL FUELS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Revenues:
RNG fuel	$50,815	$19,174
Renewable power	19,152	21,437
Fuel station services	32,297	17,173
Total revenues	102,264	57,784
Operating expenses:
Cost of sales - RNG fuel	30,884	11,080
Cost of sales - Renewable power	15,948	17,888
Cost of sales - Fuel station services	28,757	14,317
Selling, general, and administrative	18,810	11,185
Depreciation, amortization, and accretion	6,558	4,059
Total expenses	100,957	58,529
Operating income (loss)	1,307	(745)
Other (expense) income:
Interest and financing expense, net	(6,408)	(3,305)
Realized and unrealized gain on interest rate swaps, net	328	17
Gain on acquisition of equity method investment	—	19,818
(Loss) income from equity method investments	(36)	2,392
Net (loss) income	(4,809)	18,177
Paid-in-kind preferred dividends	2,435	—
Net loss attributable to non-controlling interests	(499)	(198)
Net (loss) income attributable to OPAL Fuels LLC	$(6,745)	$18,375
Weighted average units outstanding:
Basic	1,000	986
Diluted	1,000	986
Per unit amounts:
Basic	$(6,745)	$18,636
Diluted	$(6,745)	$18,636

OPAL FUELS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(4,809)	$18,177
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Income from equity method investment	36	(2,392)
Depreciation and amortization	6,403	3,954
Amortization of deferred financing costs	898	477
Amortization of PPA liability	—	(129)
Accretion expense related to asset retirement obligation	155	104
Stock-based compensation	320	320
Paid-in-kind interest income	(454)	—
Paid-in-kind interest expense	2,110	888
Unrealized loss on derivative financial instruments	(18)	1,059
Gain on equity method investment	—	(19,818)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	610	8,437
Fuel tax credits receivable	1,257	(547)
Capital spares	(41)	65
Parts inventory	(3,255)	(576)
Environmental credits held for sale	(260)	545
Prepaid expense and other current assets	(328)	946
Contract assets	(7,111)	2,549
Accounts payable	(4,217)	(4,029)
Accounts payable, related party	780	511
Fuel tax credits payable	(1,295)	950
Accrued payroll	(3,242)	(612)
Accrued expense and other current liabilities	5,398	(113)
Other liabilities	251	6,551
Contract liabilities	(2,626)	(509)
Net cash (used in) provided by operating activities	(9,438)	16,808
Cash flows from investing activities:
Purchase of property, plant, and equipment	(54,298)	(34,422)
Cash acquired on acquisition of equity method investment	—	1,975
Distributions received from equity method investment	—	3,695
Net cash used in investing activities	(54,298)	(28,752)
Cash flows from financing activities:
Proceeds from Sunoma loan	1,046	11,809
Proceeds from OPAL term loan	15,000	—

Financing costs paid to other third parties	(3,216)	—
Repayment of Senior secured credit facility	(1,221)	(2,459)
Repayment of OPAL term loan	(6,444)	—
Repayment of Municipality loan	(105)	(101)
Proceeds from sale of non-controlling interest	16,901	15,202
Proceeds from issuance of redeemable preferred units	100,000	—
Contributions from members	—	7,522
Distributions to members	—	(3,695)
Net cash provided by financing activities	121,961	28,278
Net increase in cash, restricted cash, and cash equivalents	58,225	16,334
Cash, restricted cash, and cash equivalents, beginning of period	42,054	15,388
Cash, restricted cash, and cash equivalents, end of period	$100,279	$31,722
Supplemental disclosure of cash flow information
Interest paid, net of $— and $168 capitalized, respectively	$2,860	$1,952
Noncash investing and financing activities:
Fair value of contingent consideration to redeem the non-controlling interest included in other long-term liabilities	$183	$—
Paid-in-kind dividend on redeemable preferred units	$2,435	$—
Accrual for purchase of Property, plant and equipment included in Accounts payable and Accrued capital expenses	$20,096	$10,214
Accrual for deferred financing costs included in Accrued expenses and other current liabilities	$1,750	$—

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP Measure adjusts net (loss) income attributable to OPAL Fuels LLC for realized and unrealized gain on interest rate swaps, stock-based compensation expense, transaction costs, other non-cash charges, major maintenance for renewable power, unrealized loss for commodity swaps, paid in kind preferred dividends and gain on equity method investments. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following table presents the reconciliation of our Net (loss) income to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Six Months Ended June 30, 2022 and 2021
(In thousands of dollars)

	Six Months Ended June 30,
	2022	2021
Net (loss) income attributable to OPAL Fuel LLC	$(6,745)	$18,375
Adjustments to reconcile net (loss) income to Adjusted EBITDA
Interest and financing expense, net	6,408	3,305
Depreciation, amortization and accretion	6,558	4,059
Realized and unrealized gain on interest rate swaps	328	17
Stock based compensation expense	320	320
Transaction costs (1)	1,676	—
Other non-cash charges (2)	407	—
Major maintenance for Renewable Power	2,808	3,519
Unrealized loss on commodity swaps	936	1,929
Paid in kind preferred dividends	2,435	—
Gain on equity method investments	—	(19,818)
Adjusted EBITDA	$15,131	$11,706

(1) Transaction costs relate to consulting and professional fees which could not be capitalized per GAAP.
(2) Other non-cash charges include certain non-cash expenses included in Selling, general and administrative expenses relating to employee benefit accruals.

Glossary of terms

“Environmental Attributes” refer to federal, state and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. It is used to measure the total volume of RNG production that OPAL Fuels expects to dispense each year. The conversion ratio is 1MMBtu equal to 7.74 GGEs.

“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“RECs” refers to Renewable Energy Credits.

“Renewable Power” refers to electricity generated from renewable sources.

“RINs” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.

About OPAL Fuels Inc.

Opal Fuels Inc. (Nasdaq: OPAL), is a leading vertically integrated renewable fuels platform involved in the production and distribution of renewable natural gas (RNG) for the heavy-duty truck market. RNG is a proven low-carbon fuel that is rapidly decarbonizing the transportation industry now while also significantly reducing costs for fleet owners. OPAL Fuels captures harmful methane emissions at the source and recycles the trapped energy into a commercially viable, lower-cost alternative to diesel fuel. OPAL Fuels also develops, constructs, and services RNG and hydrogen fueling stations. As a producer and distributor of carbon-reducing fuel for heavy-duty truck fleets for more than a decade, the company delivers best-in-class, complete renewable solutions to customers and production partners. To learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the transportation industry, please visit www.opalfuels.com and follow the company on LinkedIn and Twitter at @OPALFuels.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements, including the identification of a target business and a potential business combination or other such transaction are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by OPAL Fuels and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the proxy statement/prospectus filed on June 27, 2022 in connection with our Registration Statement on Form S-4 (File No. 333-262583) and other filings with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. OPAL Fuels expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in OPAL Fuels’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Media
Jason Stewart
Senior Director Public Relations & Marketing
914-421-5336
jstewart@opalfuels.com

ICR, Inc.

OPALFuelsPR@icrinc.com

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com